Supplement To Prospectus Supplement Dated June 27, 2002
(To Prospectus Dated December 14, 2001)

                                  $175,000,000


                               CWABS MASTER TRUST
                        (for the Series 2002-D Subtrust)
                                     Issuer

                                   CWABS, INC.
                                    Depositor

                          [COUNTRYWIDE HOME LOANS LOGO]
                           Sponsor and Master Servicer

                        REVOLVING HOME EQUITY LOAN ASSET
                           BACKED NOTES, SERIES 2002-D






                                   [MBIA LOGO]





         This Supplement updates the Prospectus Supplement dated June 27, 2002 that has been issued with respect to the Series 2002-D Revolving Home Equity Loan Asset Backed Notes.

         Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of October 31, 2002.

         Pages S-17 and S-18 of the Prospectus Supplement include certain financial information of the Note Insurer. Appendix II to this Supplement updates certain of that information.

         Pages S-19 and S-22 of the Prospectus Supplement include certain financial information about the Master Servicer's servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix III to this Supplement updates certain of that information.

         This Supplement also updates the "Method of Distribution" section, on page S-62 and the "Legal Matters" section, on page S-63 in the Prospectus Supplement, as described on the next page.

         On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation.

Countrywide Securities Corporation
                              Lehman Brothers Inc.
                                                        Deutsche Bank Securities
                The date of this supplement is November 26, 2002

                             Method of Distribution

         Subject to the terms of the underwriting agreement among the depositor, Countrywide Securities Corporation ("CSC"), Lehman Brothers Inc. ("Lehman Brothers"), Deutsche Bank Securities Inc. ("Deutsche Bank" and, together with CSC and Lehman Brothers, the "Underwriters") and a terms agreement, dated November 26, 2002, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on November 29, 2002, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A notes below its name in the table below. The Class A notes being offered pursuant to the terms agreement are referred to as the "Offered Notes." Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $164,416,620 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $15,000.

             Countrywide
             Securities                                 Deutsche Bank
             Corporation       Lehman Brothers Inc.     Securities Inc.
             -----------       --------------------     ---------------

            $140,000,000            $17,500,000           $17,500,000


         Distribution of the Offered Notes will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The depositor has been advised by each Underwriter that it intends to make a market in the Offered Notes purchased by it but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

         CSC is an affiliate of the depositor, the sponsor, and the master servicer.

         The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  Legal Matters

         Certain legal matters with respect to the notes will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson LLP will pass on certain legal matters on behalf of the underwriters.

                           ___________________________

         This supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated June 27, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement, and the prospectus in full.

         Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-D on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor and master servicer or any of the Underwriters, and none of those parties makes any representation as to the accuracy or completeness of that information.

          Appendix I - Statistical Information (as of October 31, 2002)
                            about the Mortgage Loans

         The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on October 31, 2002.

                                                   Principal Balances
                                                                                                  Percentage of
                                                     Number of          Aggregate Unpaid       Aggregate Principal
          Range of Principal Balances ($)         Mortgage Loans       Principal Balance             Balance
          -------------------------------         --------------       -----------------             -------
           0.00 to    10,000.00..........             9,139              $ 34,665,771                   2.47%
      10,000.01 to    20,000.00..........            11,548               178,283,204                  12.68
      20,000.01 to    30,000.00..........             9,921               250,459,460                  17.82
      30,000.01 to    40,000.00..........             5,382               187,568,346                  13.35
      40,000.01 to    50,000.00..........             3,673               167,539,561                  11.92
      50,000.01 to    60,000.00..........             1,737                95,886,709                   6.82
      60,000.01 to    70,000.00..........             1,135                74,045,386                   5.27
      70,000.01 to    80,000.00..........               837                62,905,012                   4.48
      80,000.01 to    90,000.00..........               565                48,275,097                   3.43
      90,000.01 to   100,000.00..........               688                66,772,287                   4.75
     100,000.01 to   125,000.00..........               381                43,119,221                   3.07
     125,000.01 to   150,000.00..........               468                66,174,753                   4.71
     150,000.01 to   175,000.00..........               111                18,175,587                   1.29
     175,000.01 to   200,000.00..........               106                20,244,756                   1.44
     200,000.01 to   225,000.00..........                46                 9,700,762                   0.69
     225,000.01 to   250,000.00..........                42                10,192,328                   0.73
     250,000.01 to   275,000.00..........                33                 8,592,229                   0.61
     275,000.01 to   300,000.00..........                50                14,647,632                   1.04
     300,000.01 to   325,000.00..........                12                 3,732,216                   0.27
     325,000.01 to   350,000.00..........                17                 5,791,829                   0.41
     350,000.01 to   375,000.00..........                 8                 2,925,283                   0.21
     375,000.01 to   400,000.00..........                19                 7,488,383                   0.53
     400,000.01 to   425,000.00..........                 6                 2,478,912                   0.18
     425,000.01 to   450,000.00..........                11                 4,830,301                   0.34
     450,000.01 to   475,000.00..........                 3                 1,396,527                   0.10
     475,000.01 to   500,000.00..........                20                 9,931,394                   0.71
     525,000.01 to   550,000.00..........                 3                 1,608,273                   0.11
     575,000.01 to   600,000.00..........                 2                 1,199,300                   0.09
     625,000.01 to   650,000.00..........                 2                 1,277,662                   0.09
     675,000.01 to   700,000.00..........                 2                 1,380,000                   0.10
     700,000.01 to   725,000.00..........                 1                   724,885                   0.05
     775,000.01 to   800,000.00..........                 2                 1,578,000                   0.11
     925,000.01 to   950,000.00..........                 1                   942,950                   0.07
     975,000.01 to 1,000,000.00..........                 1                   995,000                   0.07
                                                     ------            --------------                 ------
      Total                                          45,972            $1,405,529,013                 100.00%
                                                     ======            ==============                 ======

         As of October 31, 2002, the average principal balance of the Mortgage Loans was approximately $30,574.

                                                     Loan Programs
                                                                                                  Percentage of
                                                     Number of          Aggregate Unpaid       Aggregate Principal
                   Loan Programs                  Mortgage Loans       Principal Balance             Balance
                   -------------                  --------------       -----------------             -------
     5 Yr Draw, 5 Yr Repay................               81            $    1,741,497                   0.12%
     5 Yr Draw, 10 Yr Repay...............              467                16,826,052                   1.20
     10 Yr Draw, 10 Yr Repay..............              674                14,752,595                   1.05
     10 Yr Draw, 15 Yr Repay..............           44,480             1,365,199,210                  97.13
     15 Yr Draw, 0 Yr Repay...............               12                   300,445                   0.02
     15 Yr Draw, 10 Yr Repay..............              258                 6,709,213                   0.48
                                                     ------            --------------                 ------
         Total                                       45,972            $1,405,529,013                 100.00%
                                                     ======            ==============                 ======

                                                      Loan Rates
                                                                                                  Percentage of
                                                    Number of          Aggregate Unpaid        Aggregate Principal
              Range of Loan Rates (%)             Mortgage Loans       Principal Balance             Balance
              -----------------------             --------------       -----------------             -------
      2.501 - 3.000.......................           2,956             $            0                 0.00%
      3.001 - 3.500.......................               2                   $449,606                 0.03
      3.501 - 4.000.......................             437                $16,334,654                 1.16
      4.001 - 4.500.......................              29                   $971,866                 0.07
      4.501 - 5.000.......................           3,914               $196,545,394                13.98
      5.001 - 5.500.......................           3,690               $170,159,474                12.11
      5.501 - 6.000.......................           2,536                $91,809,560                 6.53
      6.001 - 6.500.......................           2,296                $62,377,403                 4.44
      6.501 - 7.000.......................          10,762               $281,605,360                20.04
      7.001 - 7.500.......................           8,430               $280,297,995                19.94
      7.501 - 8.000.......................           3,702                $98,015,043                 6.97
      8.001 - 8.500.......................           5,587               $165,291,240                11.76
      8.501 - 9.000.......................             683                $17,138,871                 1.22
      9.001 - 9.500.......................             712                $19,143,194                 1.36
      9.501 - 10.000......................             142                 $3,116,529                 0.22
     10.001 - 10.500......................              56                 $1,053,977                 0.07
     10.501 - 11.000......................              26                   $813,611                 0.06
     11.001 - 11.500......................              12                    405,233                 0.03
                                                    ------             --------------               ------
                  Total                             45,972             $1,405,529,013               100.00%
                                                    ======             ==============               ======

         As of October 31, 2002, the weighted average loan rate on the Mortgage Loans was approximately 6.60%.



                                        Months Remaining to Scheduled Maturity
                                                                                                  Percentage of
                                                     Number of          Aggregate Unpaid       Aggregate Principal
       Range of Months Remaining to Maturity      Mortgage Loans       Principal Balance             Balance
       -------------------------------------      --------------       -----------------             -------
     97 - 108..............................               1              $       31,200                0.00%
    109 - 120..............................              80                   1,710,297                0.12
    169 - 180..............................             479                  17,126,497                1.22
    229 - 240..............................             674                  14,752,595                1.05
    277 - 288..............................               9                     196,438                0.01
    289 - 300..............................          44,729               1,371,711,986               97.59
                                                     ------              --------------              ------
                   Total                             45,972              $1,405,529,013              100.00%
                                                     ======              ==============              ======

         As of October 31, 2002, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 294.

         The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and
(ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.


                                             Combined Loan-to-Value Ratios
                                                                                                  Percentage of
                                                     Number of          Aggregate Unpaid       Aggregate Principal
      Range of Combined Loan-to-Value Ratio%      Mortgage Loans       Principal Balance             Balance
      --------------------------------------      --------------       -----------------             -------
      00.00  -   10.00.....................              33              $    1,153,269                0.08%
      10.01  -   20.00.....................             168                   6,155,471                0.44
      20.01  -   30.00.....................             235                  10,343,665                0.74
      30.01  -   40.00.....................             515                  18,133,533                1.29
      40.01  -   50.00.....................             904                  35,041,459                2.49
      50.01  -   60.00.....................           1,558                  53,617,037                3.81
      60.01  -   70.00.....................           4,204                 146,048,150               10.39
      70.01  -   80.00.....................           6,638                 240,893,598               17.14
      80.01  -   90.00.....................          17,896                 472,402,289               33.61
      90.01  -  100.00.....................          13,821                 421,740,540               30.01
                                                     ------              --------------              ------
                   Total                             45,972              $1,405,529,013              100.00%
                                                     ======              ==============              ======

         As of October 31, 2002, the weighted average combined loan-to-value ratio of the Mortgage Loans was 83.25%.

         The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

                                                Geographic Distribution
                                                                                                  Percentage of
                                                     Number of          Aggregate Unpaid       Aggregate Principal
                       State                      Mortgage Loans       Principal Balance             Balance
                       -----                      --------------       -----------------             -------
     Alabama..............................             636               $ 13,710,877                0.98%
     Alaska...............................              89                  3,052,617                0.22
     Arizona..............................           1,347                 38,236,073                2.72
     California...........................          11,599                461,157,117               32.81
     Colorado.............................           2,153                 75,692,172                5.39
     Connecticut..........................             499                 16,344,233                1.16
     Delaware.............................              68                  2,021,774                0.14
     District of Columbia.................              47                  1,546,724                0.11
     Florida..............................           2,785                 72,077,805                5.13
     Georgia..............................           1,398                 41,732,089                2.97
     Hawaii...............................             335                 13,060,782                0.93
     Idaho................................             479                 12,296,563                0.87
     Illinois.............................           1,878                 53,240,040                3.79
     Indiana..............................             657                 13,644,683                0.97
     Iowa.................................             265                  5,275,275                0.38
     Kansas...............................             559                 11,737,672                0.84
     Kentucky.............................             414                 11,569,863                0.82
     Louisiana............................             355                  7,846,327                0.56
     Maine................................             118                  2,780,808                0.20
     Maryland.............................             693                 19,554,339                1.39
     Massachusetts........................           1,149                 38,432,877                2.73
     Michigan.............................           2,092                 52,271,080                3.72
     Minnesota............................             689                 19,010,584                1.35
     Mississippi..........................             132                  2,823,165                0.20
     Missouri.............................             865                 19,137,124                1.36
     Montana..............................             183                  4,092,402                0.29
     Nebraska.............................             132                  3,389,210                0.24
     Nevada...............................             745                 24,251,508                1.73
     New Hampshire........................             227                  6,027,653                0.43
     New Jersey...........................           1,332                 42,316,882                3.01
     New Mexico...........................             263                  6,640,709                0.47
     New York.............................           1,143                 40,862,086                2.91
     North Carolina.......................           1,067                 24,108,387                1.72
     North Dakota.........................              28                    551,133                0.04
     Ohio.................................           1,257                 28,027,625                1.99
     Oklahoma.............................             433                  9,962,451                0.71
     Oregon...............................             713                 20,568,781                1.46
     Pennsylvania.........................           1,424                 32,401,564                2.31
     Rhode Island.........................             117                  2,924,973                0.21
     South Carolina.......................             325                  7,173,377                0.51
     South Dakota.........................              28                    543,856                0.04
     Tennessee............................             677                 15,496,935                1.10
     Texas................................             147                  4,067,295                0.29
     Utah.................................             826                 23,003,877                1.64
     Vermont..............................              35                  1,040,291                0.07
     Virginia.............................             832                 24,036,160                1.71
     Washington...........................           1,604                 50,732,084                3.61
     West Virginia........................              84                  1,858,606                0.13
     Wisconsin............................             890                 18,265,519                1.30
     Wyoming..............................             159                  4,932,986                0.35
                                                    ------             --------------              ------
                   Total                            45,972             $1,405,529,013              100.00%
                                                    ======             ==============              ======

                                            Credit Scores for the Mortgage Loans

                                                     Number of          Aggregate Unpaid       Percentage of Aggregate
               Range of Credit Scores             Mortgage Loans       Principal Balance          Principal Balance
               ----------------------             --------------       -----------------          -----------------
    821  -  840...........................                8            $      170,336                  0.01%
    801  -  820...........................              588                15,496,618                  1.10
    781  -  800...........................            3,434                90,774,802                  6.46
    761  -  780...........................            5,585               158,388,461                 11.27
    741  -  760...........................            6,336               183,331,317                 13.04
    721  -  740...........................            6,575               199,580,504                  14.2
    701  -  720...........................            7,517               236,473,293                 16.82
    681  -  700...........................            6,301               207,077,757                 14.73
    661  -  680...........................            5,539               184,823,751                 13.15
    641  -  660...........................            2,325                75,864,884                  5.40
    621  -  640...........................            1,629                48,717,582                  3.47
    601  -  620...........................              109                 3,975,003                  0.28
    581  -  600...........................               16                   459,807                  0.03
    561  -  580...........................                6                   202,987                  0.01
    541  -  560...........................                1                    69,470                  0.00
    520 or less      .....................                3                   122,441                  0.10
                                                     ------            --------------                ------
                 Total                               45,972            $1,405,529,013                100.00%
                                                     ======            ==============                ======

         As of October 31, 2002 the weighted average credit score of the Mortgage Loans was approximately 717.



                                                       Property Type

                                                     Number of          Aggregate Unpaid        Percentage of Aggregate
                    Description                   Mortgage Loans       Principal Balance           Principal Balance
                    -----------                   --------------       -----------------           -----------------
    Single Family.........................          35,718             $1,079,693,879                 76.82%
    Planned Unit Development (PUD)........           6,565                225,658,196                 16.06
    Low-rise Condominium..................           3,026                 78,277,242                  5.57
    2-4 Units.............................             425                 14,023,468                  1.00
    High-rise Condominiums................             144                  5,784,489                  0.41
    Manufactured Housing..................              94                  2,091,739                  0.15
                                                    ------             --------------                ------
                 Total                              45,972             $1,405,529,013                100.00%
                                                    ======             ==============                ======

                                                     Gross Margins
                                                                                                   Percentage of
                  Range of Gross                     Number of          Aggregate Unpaid        Aggregate Principal
                    Margins (%)                   Mortgage Loans       Principal Balance              Balance
                    -----------                   --------------       -----------------              -------
    Less than 0.000......................                1             $      434,961                   0.03%
    0.000................................            4,137                172,669,320                  12.29
    0.001 - 0.250........................              691                 30,011,884                   2.14
    0.251 - 0.500........................            4,100                161,294,934                  11.48
    0.501 - 0.750........................              185                 10,782,280                   0.77
    0.751 - 1.000........................              490                 29,853,684                   2.12
    1.001 - 1.250........................            2,267                 63,173,253                   4.49
    1.251 - 1.500........................            1,441                 31,599,887                   2.25
    1.501 - 1.750........................            1,073                 32,082,177                   2.28
    1.751 - 2.000........................            8,362                191,145,434                   13.6
    2.001 - 2.250........................            3,335                 91,815,096                   6.53
    2.251 - 2.500........................            7,825                247,884,464                  17.64
    2.501 - 2.750........................              839                 33,624,709                   2.39
    2.751 - 3.000........................            3,259                 84,172,086                   5.99
    3.001 - 3.250........................              631                 15,507,117                   1.10
    3.251 - 3.500........................            4,177                131,538,332                   9.36
    3.501 - 3.750........................            1,485                 35,042,944                   2.49
    3.751 - 4.000........................              273                  7,634,086                   0.54
    4.001 - 4.250........................              428                 10,065,378                   0.72
    4.251 - 4.500........................              196                  5,208,591                   0.37
    4.501 - 4.750........................              538                 14,401,814                   1.02
    4.751 - 5.000........................              140                  3,240,420                   0.23
    5.001 - 5.250........................                4                     45,784                   0.00
    5.251 - 5.500........................               55                  1,039,801                   0.07
    5.501 - 5.750........................                1                     14,176                   0.00
    6.001 - 6.250........................               26                    813,611                   0.06
    6.251 - 6.500........................               12                    405,233                   0.03
    6.751 - 7.000........................                1                     27,556                   0.00
                                                    ------             --------------                 ------
     Total                                          45,972             $1,405,529,013                 100.00%
                                                    ======             ==============                 ======

         As of October 31, 2002, the weighted average gross margin was 1.88%.

         The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.


                                             Credit Limit Utilization Rates
                                                                                                   Percentage of
                  Range of Credit                    Number of          Aggregate Unpaid        Aggregate Principal
            Limit Utilization Rates (%)           Mortgage Loans       Principal Balance              Balance
            ---------------------------           --------------       -----------------              -------
     0.00................................            4,065             $            8                  0.00%
     0.01  -   10.00.....................              669                  2,013,658                  0.14
    10.01  -   20.00.....................              849                  7,362,142                  0.52
    20.01  -   30.00.....................            1,019                 13,343,647                  0.95
    30.01  -   40.00.....................            1,160                 19,118,508                  1.36
    40.01  -   50.00.....................            1,439                 27,534,242                  1.96
    50.01  -   60.00.....................            1,609                 37,350,414                  2.66
    60.01  -   70.00.....................            1,894                 51,228,407                  3.64
    70.01  -   80.00.....................            2,356                 73,962,870                  5.26
    80.01  -   90.00.....................            2,932                102,882,714                  7.32
    90.01  -  100.00.....................           27,980              1,070,732,404                 76.18
                                                    ------             --------------                ------
                 Total                              45,972             $1,405,529,013                100.00%
                                                    ======             ==============                ======

         As of October 31, 2002, the average credit limit utilization rate of the Mortgage Loans was approximately 74.80%.

                                                   Maximum Loan Rates
                                                                                                   Percentage of
                                                     Number of          Aggregate Unpaid        Aggregate Principal
              Maximum Loan Rates (%)              Mortgage Loans       Principal Balance              Balance
              ----------------------              --------------       -----------------              -------
    16.000.................................           1,289              $   32,144,845                 2.29%
    17.000.................................           2,916                  77,748,503                 5.53
    18.000.................................          41,729               1,294,416,821                92.09
    21.000.................................              38                   1,218,844                 0.09
                                                     ------              --------------               ------
                 Total                               45,972              $1,405,529,013               100.00%
                                                     ======              ==============               ======

         As of October 31, 2002, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.90%.


                                                     Credit Limits
                                                                                                  Percentage of
                                                     Number of          Aggregate Unpaid       Aggregate Principal
              Range of Credit Limits              Mortgage Loans       Principal Balance             Balance
              ----------------------              --------------       -----------------             -------
          0.00  to   10,000...............             1,611             $   10,150,887                  0.72
     10,000.01  to   20,000...............            11,728                145,304,811                 10.34
     20,000.01  to   30,000...............            11,751                241,622,810                 17.19
     30,000.01  to   40,000...............             6,495                184,268,629                 13.11
     40,000.01  to   50,000...............             5,501                185,933,853                 13.23
     50,000.01  to   60,000...............             2,026                 91,525,972                  6.51
     60,000.01  to   70,000...............             1,339                 70,995,874                  5.05
     70,000.01  to   80,000...............             1,191                 66,640,834                  4.74
     80,000.01  to   90,000...............               755                 48,893,056                  3.48
     90,000.01  to  100,000...............             1,559                 97,328,463                  6.92
    100,000.01  to  125,000...............               463                 39,579,307                  2.82
    125,000.01  to  150,000...............               765                 77,904,841                  5.54
    150,000.01  to  175,000...............               124                 14,996,491                  1.07
    175,000.01  to  200,000...............               190                 24,569,709                  1.75
    200,000.01  to  225,000...............                69                  9,436,283                  0.67
    225,000.01  to  250,000...............                83                 12,826,772                  0.91
    250,000.01  to  275,000...............                37                  7,326,305                  0.52
    275,000.01  to  300,000...............               105                 19,725,585                  1.40
    300,000.01  to  325,000...............                15                  3,076,975                  0.22
    325,000.01  to  350,000...............                25                  5,936,647                  0.42
    350,000.01  to  375,000...............                16                  3,682,055                  0.26
    375,000.01  to  400,000...............                23                  6,021,885                  0.43
    400,000.01  to  425,000...............                 7                  2,341,496                  0.17
    425,000.01  to  450,000...............                14                  3,854,775                  0.27
    450,000.01  to  475,000...............                12                  4,415,037                  0.31
    475,000.01  to  500,000...............                49                 15,614,169                  1.11
    500,000.01  to  525,000...............                 1                    333,642                  0.02
    525,000.01  to  550,000...............                 3                  1,608,273                  0.11
    575,000.01  to  600,000...............                 3                  1,593,565                  0.11
    625,000.01  to  650,000...............                 2                  1,118,105                  0.08
    650,000.01  to  675,000...............                 1                    649,057                  0.05
    675,000.01  to  700,000...............                 2                  1,380,000                  0.10
    700,000.01  to  725,000...............                 1                    724,885                  0.05
    775,000.01  to  800,000...............                 2                  1,578,000                  0.11
    950,000.01  to  975,000...............                 2                  1,324,861                  0.09
    975,000.01  to  1,000,000.............                 2                  1,245,103                  0.09
                                                      ------             --------------                ------
    Total                                             45,972             $1,405,529,013                100.00%
                                                      ======             ==============                ======

         As of October 31, 2002, the average credit limit of the Mortgage Loans was approximately $40,874.


                                                     Lien Priority
                                                                                                  Percentage of
                                                     Number of          Aggregate Unpaid       Aggregate Principal
                   Lien Priority                  Mortgage Loans       Principal Balance             Balance
                   -------------                  --------------       -----------------             -------
     1st Liens............................              938              $   91,838,606                6.53%
     2nd Liens............................           45,034               1,313,690,407               93.47
                                                     ------              --------------              ------
             Total                                   45,972              $1,405,529,013              100.00%
                                                     ======              ==============              ======

                                                   Delinquency Status
                                                                                                  Percentage of
                  Number of Days                     Number of          Aggregate Unpaid       Aggregate Principal
                    Delinquent                    Mortgage Loans       Principal Balance             Balance
                    ----------                    --------------       -----------------             -------
     Current..............................           45,844              $1,401,100,837               99.68%
     30 - 59 Days.........................               85                   2,646,019                0.19
     60 - 89 Days.........................               23                     928,166                0.07
     90+ Days.............................               20                     853,992                0.06
                                                     ------              --------------              ------
             Total                                   45,972              $1,405,529,013              100.00%
                                                     ======              ==============              ======



                                                    Origination Year

                                                                                                  Percentage of
                      Year of                        Number of          Aggregate Unpaid       Aggregate Principal
                    Origination                   Mortgage Loans       Principal Balance             Balance
                    -----------                   --------------       -----------------             -------
      2001..................................             40              $    1,147,659                0.08%
      2002..................................         45,932               1,404,381,354               99.92
             Total                                   45,972              $1,405,529,013              100.00%

             Appendix II - Financial Information of the Note Insurer

         MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference. The consolidated financial statements of the
Note Insurer, a wholly owned subsidiary of MBIA Inc. and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2001 and the consolidated financial statements of the Note Insurer and its subsidiaries as of September 30, 2002 and for the nine month period ended September 30, 2002 and September 30, 2001 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2002, are incorporated by reference into this supplement and shall be deemed to be a part of this supplement.

         The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:



                                                                 Statutory Accounting Practices
                                                                 ------------------------------
                                                          December 31, 2001         September 30, 2002
                                                          -----------------         ------------------
                                                              (Audited)                (Unaudited)
                                                                          (In Millions)
    Admitted Assets..................................           $8,545                   $9,041
    Liabilities......................................            5,688                    5,927
    Capital and Surplus..............................            2,857                    3,114


                                                            Generally Accepted Accounting Principles
                                                            ----------------------------------------
                                                          December 31, 2001         September 30, 2002
                                                          -----------------         ------------------
                                                              (Audited)                (Unaudited)
                                                                          (In Millions)
    Assets...........................................           $9,460                  $10,434
    Liabilities......................................            4,234                    4,556
    Shareholder's Equity.............................            5,226                    5,878

                                     Experts

         The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    Appendix III - Certain Financial Information About the Master Servicer's Servicing Portfolio and Mortgage Loan Delinquency and Foreclosure Experience

         At September 30, 2002 Countrywide provided servicing for approximately $403.46 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At September 30, 2002 Countrywide provided servicing for approximately $9.4 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

                                                      Delinquency and Foreclosure Experience

                           As of December 31, 1999          As of December 31, 2000            As of December 31, 2001
                        ------------------------------   ------------------------------   --------------------------------
                            Principal                        Principal                        Principal
                             Balance        Percentage        Balance        Percentage        Balance          Percentage
                             -------        ----------        -------        ----------        -------          ----------
Portfolio...............$2,412,534,167.47       --       $3,748,790,561.82       --       $5,479,012,451.54         --
Delinquency
percentage
  30-59 Days............$    5,554,389.27     0.23%      $   14,580,950.53     0.39%      $   28,456,872.07       0.52%
  60-89 Days............$    2,123,878.51     0.09       $    4,626,810.83     0.12       $    7,555,089.12       0.14
  90+ Days..............$    4,665,157.69     0.19       $   10,660,110.74     0.28       $   21,422,742.71       0.39
        Total...........$   12,343,425.47     0.51%      $   29,867,872.10     0.80%      $   57,434,703.90       1.05%
Foreclosure Rate........$      646,956.56     0.03%      $    1,232,842.13     0.03%      $    3,142,409.33       0.06%
Bankruptcy Rate.........$    7,706,013.75     0.32%      $    9,192,831.89     0.25%      $   12,681,563.87       0.23%
--------------------------------------------------------------------------------------------------------------------------

                        Delinquency and Foreclosure Experience

                            As of September 30, 2002
                        --------------------------------
                            Principal
                             Balance          Percentage
                             -------          ----------
Portfolio...............$9,419,586,205.61         --
Delinquency
percentage
  30-59 Days............$   37,918,217.70       0.40%
  60-89 Days............     7,301,157.55       0.08%
  90+ Days..............    14,855,533.24       0.16%
        Total...........$   60,074,908.49       0.64%
Foreclosure Rate........$    5,324,971.22       0.06%
Bankruptcy Rate.........$   41,029,635.64       0.44%
--------------------------------------------------------